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                                                                    EXHIBIT 10.1

                       COVAD COMMUNICATIONS GROUP, INC.
                       -------------------------------

                         NOTE SECURED BY DEED OF TRUST
                         -----------------------------


$600,000.00                                                     May 24, 1999
                                                         Santa Clara, California

          FOR VALUE RECEIVED, Robert Davenport, III ("Mr. Davenport" or "Maker") promises to pay to the order of Covad Communications Group, Inc. (the "Company"), at its corporate offices at 2330 Central Expressway, Building B, Santa Clara, California 95050, the principal sum of six hundred thousand dollars ($600,000.00), together with any accrued interest thereon, upon the terms and conditions specified below.

          1.  Principal. The principal balance of this Note shall become due and
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payable in four (4) consecutive equal annual installments on each anniversary of
January 20, 1999, with the last such installment becoming due on January 20, 2003.

          2.  Interest. No interest shall accrue under the Note while the
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Maker continues his employment with the Company.

          3.  Special Forgiveness.  For purposes of this special forgiveness
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provision, the special prepayment provision under Section 5, the acceleration provisions of Section 7 and the employment requirements of Section 8 hereof, the principal amount of this Note shall be forgiven by the Company in a series of four (4) successive equal annual installments upon Mr. Davenport's completion of each year of employment with the Company measured from January 20, 1999, Mr. Davenport's date of hire.

          In the event that, within twelve (12) months following the effectiveness of a Change in Control (as defined below), Mr. Davenport either
(i) is terminated from his employment without Cause (as defined below) or (ii) resigns from his employment for Good Reason (as defined below), any remaining unpaid and unforgiven amount of principal shall be forgiven in full on an accelerated basis at the time of such termination or resignation. In the case of any resignation for Good Reason under this Note, the Maker must specify in reasonable detail the basis for such resignation for Good Reason and give the Company at least twenty (20) business days in which to correct the circumstances prompting the resignation for Good Reason.

          For purposes of applying the provisions of this Note, the following definitions shall be in effect:

          "Cause" shall mean (i) the repeated failure of the Maker to perform the duties of that Maker's position with the Company in any substantial respect following thirty (30) days prior notification in writing, (ii) the Maker's conviction of a felony (other than a traffic violation) or of other criminal conduct involving fraud, theft or any other act exhibiting serious moral turpitude or (iii) any willful conduct by the Maker which has a material adverse effect on the Company. A termination for any other reason shall be considered a termination "without Cause."
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          "Change in Control" shall mean (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company.

          "Good Reason" shall mean (i) any reduction in the Maker's base salary, unless such reduction is pursuant to a change in the Company's compensation policies generally; (ii) a material adverse change in the nature of the Maker's job duties; or (iii) a relocation of the Maker's base office, without the Maker's consent, to an office that is more than fifty (50) miles from the Maker's base office as of the date of this Note. A resignation by either Maker under any other circumstances shall be considered a resignation "without Good Reason."

           4.   Payment. Payment shall be made in lawful tender of the United
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States and shall be applied first to the payment of all accrued and unpaid interest and then to the payment of principal. Prepayment of the principal balance of this Note may be made in whole or in part at any time without penalty.

           5.   Special Prepayment Provision.  On the earlier of the date Mr.
                ----------------------------          -------
Davenport (i) is terminated from his employment for Cause or (ii) resigns from his employment without Good Reason, any remaining unpaid and unforgiven amount of principal shall become immediately due and payable.

           6.   Security; Full Recourse. The proceeds of the loan evidenced by
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this Note shall be applied solely to the purchase of the Maker's principal residence in the City of Oakland, County of Alameda, State of California. Payment of this Note shall be secured by a Deed of Trust on such principal residence, as such property is more particularly described in Exhibit "A" to the Deed of Trust, a copy of which Deed is attached hereto as Exhibit A. However, the Maker shall remain personally liable for payment of this Note, and assets of the Maker, in addition to the collateral under the Deed of Trust, may be applied to the satisfaction of the Maker's obligations hereunder.

           7.   Events of Acceleration. If any of the following events shall
                ----------------------
occur and be continuing, then the Company may, at its option and without notice to the Maker or any other person, declare the entire outstanding principal balance of this Note, together with any other sums the Maker may owe to the Company under or in connection with this Note or otherwise, together with accrued interest thereon, immediately due and payable:

           A. the Maker's failure to pay when due any principal or interest hereunder, including the Maker's failure to pay any amounts due under Section 5 hereof, and such default is continuing for a period of ten (10) or more days after notice thereof from the Company to the Makers; or

           B. the sale, transfer, mortgage, assignment, encumbrance or lease, whether voluntarily or involuntarily or by operation of law or otherwise, of the

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                property covered by the Deed of Trust, or any portion thereof or interest therein, without the prior written consent of the Company; or

           C. the insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty (30) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Maker, or the attachment of or execution against any property or assets of the Maker; or

           D. the occurrence of any event of default under the Deed of Trust securing this Note or any obligation secured thereby.

           8.   Employment Requirement. The benefits of the interest
                ----------------------
arrangements under this Note are not transferable by the Maker and are conditioned on the future performance of substantial services by the Maker.

          Upon Mr. Davenport's cessation of employment with the Company, interest shall accrue on any unpaid and unforgiven principal balance at the minimum per annum rate, compounded semi-annually, required to avoid the imputation of compensation income to the Maker under the Federal tax laws.

          For purposes of applying the provisions of this Note, the Maker shall be considered to remain in the Company's employ for so long as the Maker renders services as a full-time employee of the Company, any successor entity of the Company or one or more subsidiaries of the Company in which the Company has at least a fifty percent (50%) direct or indirect ownership interest.

          9.    Certification.  The Maker certifies that the Maker reasonably
                -------------
expects to be entitled to and will itemize deductions for Federal income tax purposes for each year the Note is outstanding.

          10.   Collection. If action is instituted to collect this Note, the
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Maker promises to pay all costs and expenses (including reasonable attorney fees) incurred in connection with such action.

          11.   Waiver. No previous waiver and no failure or delay by the
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Company in acting with respect to the terms of this Note or the Deed of Trust shall constitute a waiver of any breach, default, or failure of condition under this Note, the Deed of Trust or the obligations secured thereby. A waiver of any term of this Note, the Deed of Trust or of any of the obligations secured thereby must be made in writing and shall be limited to the express terms of such waiver.

          The Maker waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses

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or losses and interest thereon, notice of interest on interest, and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

          12.   Conflicting Agreements. In the event of any inconsistencies
                ----------------------
between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

          13.   Governing Law. This Note shall be construed in accordance with
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the laws of the State of California without resort to that State's conflict-of-
laws rules.

          14.   Due on Sale.    If the Maker sells, conveys or alienates the
                -----------
property covered by the Deed of Trust, or any part thereof, or any interest therein, or shall be divested of his title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the Company being first obtained, then the Company shall have the right, at its option, except as prohibited by law, to declare an indebtedness or obligations secured hereby, irrespective of the maturity date specified in any note evidencing the same, immediately due and payable. Consent to one such transaction shall not be deemed to be a waiver of the right to require such consent to future successive transactions.


                                  MAKER


                                  /s/ Robert Davenport, III
                                 -------------------------
                                 ROBERT DAVENPORT, III

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                                   EXHIBIT A

                                 DEED OF TRUST


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